UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2015 annual meeting of stockholders (the “Annual Meeting”) on July 30, 2015 in Houston, Texas. As of June 8, 2015, the record date for the meeting, the Company had 46,965,458 shares of common stock outstanding. Of that number, 41,536,051 full shares were represented in person or by proxy at the Annual Meeting. The Company’s stockholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Eleven Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Jay Allison	36,066,053	964,668	4,505,329
James C. Day	36,141,768	888,953	4,505,329
Richard T. du Moulin	36,090,788	939,934	4,505,329
Morris E. Foster	36,071,665	959,057	4,505,329
J. Wayne Leonard	36,091,279	939,442	4,505,329
Richard D. Paterson	36,289,437	741,284	4,505,329
Richard A. Pattarozzi	36,082,813	947,908	4,505,329
Jeffrey M. Platt	36,149,815	880,907	4,505,329
Robert L. Potter	36,155,690	875,031	4,505,329
Cindy B. Taylor	35,732,451	1,298,270	4,505,329
Jack E. Thompson	36,112,294	918,427	4,505,329

Proposal 2: Advisory Say-on-Pay Vote

Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,356,623	1,537,338	136,760	4,505,329

Proposal 3: Ratification of the Appointment of Auditors

Proposal 3 was a proposal to ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016. This proposal was approved.

Votes For	Votes Against	Abstentions
40,820,475	682,506	33,070

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

August 3, 2015	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, Secretary and General Counsel